Exhibit 99.1

UNITED REPORTS JANUARY 2013

OPERATIONAL PERFORMANCE

CHICAGO, Feb. 7, 2013 – United Continental Holdings, Inc. (NYSE: UAL) today reported January 2013 combined operational results for its airline units.

UAL’s consolidated traffic (revenue passenger miles) in January 2013 increased 0.9 percent and consolidated capacity (available seat miles) decreased 1.9 percent versus January 2012. UAL’s consolidated load factor in January 2013 increased 2.2 points compared to January 2012.

UAL’s January 2013 consolidated passenger revenue per available seat mile (PRASM) increased an estimated 3.0 to 4.0 percent compared to January 2012.

About United

United Airlines and United Express operate an average of 5,472 flights a day to 381 airports across six continents. In 2012, United and United Express carried more passenger traffic than any other airline in the world and operated nearly two million flights carrying 140 million customers. United is investing in upgrading its onboard products and now offers more flat-bed seats in its premium cabins and more extra-legroom economy-class seating than any airline in North America. In 2013, United became the first U.S.-based international carrier to offer satellite-based Wi-Fi on long-haul overseas routes. The airline also features DIRECTV® on nearly 200 aircraft, offering customers more live television access than any other airline in the world. United operates nearly 700 mainline aircraft and has made large-scale investments in its fleet. In 2013, United will continue to modernize its fleet by taking delivery of more than two dozen new Boeing aircraft. The company expanded its industry-leading global route network in 2012, launching nine new international and 18 new domestic routes. Business Traveler magazine awarded United Best Airline for North American Travel for 2012, and readers of Global Traveler magazine have voted United’s MileagePlus program the best frequent flyer program for nine consecutive years. United is a founding member of Star Alliance, which provides service to 194 countries via 27 member airlines. More than 85,000 United employees reside in every U.S. state and in countries around the world. For more information, visit

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united.com or follow United on Twitter and Facebook. The common stock of United’s parent, United Continental Holdings, Inc., is traded on the NYSE under the symbol UAL.

Preliminary Operational Results

	January
	2013	2012	Change
REVENUE PASSENGER MILES (000)
Domestic	6,712,465	6,673,051	0.6%

International	6,824,847	6,785,047	0.6%
Atlantic	2,592,765	2,719,271	(4.7%)
Pacific	2,690,408	2,566,037	4.8%
Latin	1,541,674	1,499,739	2.8%

Mainline	13,537,312	13,458,098	0.6%
Regional	1,932,691	1,879,152	2.8%
Consolidated	15,470,003	15,337,250	0.9%

AVAILABLE SEAT MILES (000)
Domestic	8,160,226	8,240,673	(1.0%)

International	8,702,507	8,918,572	(2.4%)
Atlantic	3,557,669	3,876,046	(8.2%)
Pacific	3,245,422	3,146,282	3.2%
Latin	1,899,416	1,896,244	0.2%

Mainline	16,862,733	17,159,245	(1.7%)
Regional	2,510,358	2,590,627	(3.1%)
Consolidated	19,373,091	19,749,872	(1.9%)

PASSENGER LOAD FACTOR
Domestic	82.3%	81.0%	1.3 pts

International	78.4%	76.1%	2.3 pts
Atlantica	72.9%	70.2%	2.7 pts
Pacific	82.9%	81.6%	1.3 pts
Latin	81.2%	79.1%	2.1 pts

Mainline	80.3%	78.4%	1.9 pts
Regional	77.0%	72.5%	4.5 pts
Consolidated	79.9%	77.7%	2.2 pts

ONBOARD PASSENGERS (000)
Mainline	7,019	7,016	0.0%
Regional	3,511	3,313	6.0%
Consolidated	10,530	10,329	1.9%

CARGO REVENUE TON MILES (000)
Total	170,190	192,969	(11.8%)

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UAL REPORTS JANUARY 2013 OPERATIONAL PERFORMANCE/Page 3

Preliminary Financial Results

December 2012 year-over-year consolidated PRASM change	3.2%
December 2012 year-over-year mainline PRASM change	2.0%
January 2013 estimated year-over-year consolidated PRASM change	3.0 - 4.0%
January 2013 estimated year-over-year mainline PRASM change	2.0 - 3.0%
January 2013 estimated consolidated average price per gallon of fuel, including the impact of all cash settled hedges and fuel taxes	3.21	Dollars
First Quarter 2013 estimated consolidated average price per gallon of fuel, including the impact of all cash settled hedges and fuel taxes	3.31	Dollars

Preliminary Operational Results

	2013	2012	Change
January On-Time Performance[1]	82.8%	82.2%	0.6	pts
January Completion Factor[2]	99.3%	98.9%	0.4	pts

[1]	Based on domestic mainline scheduled flights arriving within 14 minutes of scheduled arrival time, according to data published in the DOT Air Travel Consumer Report.
[2]	Mainline completion percentage.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors of our Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC. Consequently, forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

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